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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 10, 2008

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53291
(Commission File No.)

1781 Larkspur Drive
Golden, CO 80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On November 18, 2008, we entered into an Option To Purchase Prospecting Licenses Agreement (the “Agreement”) with Geo Can Resources Company Ltd., a Tanzania corporation (“Geo Can”) wherein we were granted the right to acquire an undivided 60% interest in and to certain property comprised of prospecting licenses, by carrying out a series of exploration programs on the property and by making certain payments to Geo Can in the form of shares of our common stock and cash as follows:

     1. Reimburse Geo Can for the costs related to annual fees and registration fees in the amount of US$4,222.20.

     2. Pay Geo Can US$250,000 as follows: US$100,000 at closing and US$150,000 on the first anniversary of closing.

     3. Allot and issue to Geo Can a total 1,500,000 shares of common stock as follows: 600,000 shares within 10 days of closing and 900,000 shares on or before the first anniversary of closing.

     4. Incur exploration expenses of US$1,200,000 not later than the third anniversary of closing as follows: US$200,000 on or before the one year anniversary of closing; an additional $400,000 on or before the two year anniversary of closing; and, an additional US$600,000 on or before the three year anniversary of closing.

     In addition, we can acquire the remaining 40% under additional options by the payment of money and issuance of additional shares of common stock. The exercise of these additional options will cause us and Geo Can to associate in a joint venture, the terms of which will be contained in a joint venture agreement.

     Further, upon any part of the property being placed into commercial production, we will pay Geo Can a royalty of 2% of net smelter returns.

ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES

     On October 10, 2008 we sold 375,000 shares of common stock to one individual in consideration of $150,000 and granted the individual the right to acquire an additional 187,500 shares of common stock at an exercise price of $1.10 per share.

     On November 18, 2008 we sold 4,000,000 shares of common stock to one individual in consideration of $1,000,000 and granted the individual the right to acquire an additional 4,000,000 shares of common stock at an exercise price of $1.00 per share.

     The foregoing sales were made pursuant to the exemption from registration contained in Reg. S of the Securities Act of 1933 in that the sales took place outside the United States of American with non-US persons.

     On October 19, 2008 we sold 125,000 shares of common stock to three individuals in consideration of $50,000 and granted the individuals the right to acquire an additional 62,500 shares of common stock at an exercise price of $1.10 per share.

     On November 10, 2008 we sold 125,000 shares of common stock to one individual in consideration of $50,000 and granted the individual the right to acquire an additional 62,500 shares of common stock at an exercise price of $1.10 per share.

     We relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 for the sales to the foregoing four individuals in that each purchase was a sophisticated investor and was given the same information that could be found in a Form S-1 registration statement.

ITEM 7.01     REGULATION FD DISCLOSURE

     On November 19, 2008 we issued a press release announcing that in furtherance of our news release dated November 11, 2008, we had signed the Option To Purchase Prospecting Licenses Agreement referred to in Item 1.01 above.

ITEM 9.01     EXHIBITS

(d)	Exhibits	Document Description
	99.1	Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 21st day of November, 2008.

LAKE VICTORIA MINING COMPANY, INC.

BY:   ROGER NEWELL
         Roger Newell
         President and Principal Executive Officer